Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR THIRD QUARTER 2008

Generates $0.69 of FFO per share

Maintains $232 million in cash, including restricted cash

Continues to focus on maintaining liquidity and conservative balance sheet

SAN CLEMENTE, CA – November 5, 2008 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the third quarter ended September 30, 2008.

Third Quarter 2008 Operational Statistics:

•	Total revenue was $239.2 million.

•	Total portfolio occupancy was 78.5%, and total portfolio average daily rate was $158.34.

•	Total portfolio RevPAR was $124.30.

•	Comparable portfolio RevPAR was $124.93.

•	Net income was $10.8 million.

•	Income available to common stockholders was $5.6 million.

•	Income available to common stockholders per diluted share was $0.11.

•	Adjusted EBITDA was $68.5 million.

•	Adjusted FFO available to common stockholders was $37.4 million.

•	Adjusted FFO available to common stockholders per diluted share (“FFO per share”) was $0.69.

•	Total hotel operating profit margin was 28.8%.

•	Comparable hotel operating profit margin was 29.5%.

Robert A. Alter, Chief Executive Officer and Executive Chairman, stated, “Even in this uncertain and unprecedented environment, we believe our portfolio is well positioned. Year-to-date total RevPAR is up 1.2% over last year, and up more than 9% over 2006 levels. Sunstone has prepared for the challenges our industry now faces by taking a number of prudent steps, including selling the Hyatt Regency Century Plaza, recapitalizing our balance sheet with long-term fixed rate debt, and completing a major portfolio renovation program in 2007. As a result, we now hold more than $232 million in cash, including restricted cash; we have no amounts outstanding on our $200 million credit facility; we face no near-term debt maturities and our assets are largely free of major capital requirements. In the near term, our primary focus is on maximizing our excess cash. We believe we have the assets, liquidity, balance sheet and team to weather the current environment.”

Art Buser, President, stated, “We have made good progress towards appropriately scaling the cost structures of our hotels and corporate office for current business levels. In addition to the success we’ve had working with our managers to reduce operating costs at our hotels, we have also made meaningful year-over-year reductions in our corporate overhead. Going forward, we are committed to improving our operating efficiency and focusing on our capital expenditure program.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008	2007	% Change		2008	2007	% Change
Total Revenue	$239.2	$244.2	(2.0)%		$718.8	$692.3	3.8%
Total RevPAR (1)	$124.30	$127.01	(2.1)%		$122.41	$120.95	1.2%
Comparable RevPAR (2)	$124.93	$126.58	(1.3)%		$121.50	$120.69	0.7%
Income available to common stockholders	$5.6	$11.4	(51.0)%		$64.8	$79.0	(18.0)%
Income available to common stockholders per diluted share	$0.11	$0.19	(42.1)%		$1.16	$1.33	(12.8)%
EBITDA	$68.5	$76.4	(10.4)%		$257.2	$275.5	(6.6)%
Adjusted EBITDA	$68.5	$76.9	(10.9)%		$215.1	$223.8	(3.9)%
FFO available to common stockholders	$37.4	$44.3	(15.6)%		$121.7	$120.5	1.0%
Adjusted FFO available to common stockholders	$37.4	$44.8	(16.4)%		$121.7	$126.0	(3.4)%
FFO available to common stockholders per diluted share (3)	$0.69	$0.70	(1.4)%		$2.04	$1.90	7.4%
Adjusted FFO available to common stockholders per diluted share (3)	$0.69	$0.71	(2.8)%		$2.04	$1.99	2.5%
Total Hotel Operating Profit Margin (1)	28.8%	30.0%	(120	) bps	28.9%	29.0%	(10	) bps
Comparable Hotel Operating Profit Margin (2)	29.5%	30.7%	(120	) bps	29.0%	29.6%	(60	) bps

(1)	Includes our ownership and prior ownership results (for the 2007 period) for the 44 hotels we owned as of September 30, 2008.

(2)	Includes 42 “Comparable” hotels (including prior ownership for the 2007 period). Excludes two “Non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(3)	Reflects series C convertible preferred stock on an “as-converted” basis.

Contemporaneously with this press release, the Company has filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 with the Securities and Exchange Commission.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6. Disclosure regarding the Comparable Portfolio is included on page 7 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 12 of this release.

Performance Relative to Guidance

The following table compares our guidance for the third quarter 2008 to our actual results.

	Guidance	Actual Third Quarter 2008
Total Portfolio RevPAR Growth	(2.0)% to flat	(2.1)%
Comparable RevPAR Growth	(1.0)% to 1.0%	(1.3)%
Adjusted EBITDA	$67.7 million to $69.9 million	$68.5 million
Adjusted FFO available to common stockholders per diluted share	$0.65 to $0.69	$0.69
Total Hotel Operating Profit Margin	(50) bps to (100) bps	(120) bps
Comparable Hotel Operating Profit Margin	(50) bps to (100) bps	(120) bps

For the third quarter 2008, total portfolio RevPAR decreased 2.1% as compared to the third quarter 2007, driven by a 260 basis point decrease in occupancy partially offset by a 1.1% increase in average daily room rate. Comparable RevPAR decreased 1.3% as compared to the third quarter 2007, driven by a 230 basis point decrease in occupancy partially offset by a 1.6% increase in average daily room rate.

For the third quarter 2008, total hotel operating profit margins decreased 120 basis points as compared to the third quarter 2007 (from 30.0% to 28.8%). Comparable hotel operating profit margins decreased 120 basis points as compared to the third quarter 2007 (from 30.7% to 29.5%) (see page 12 for a reconciliation of hotel operating income to the comparable GAAP measure).

Acquisitions, Dispositions, Investments and Financings

On May 30, 2008, the Company sold the Hyatt Regency Century Plaza for gross proceeds of $366.5 million, resulting in a net gain of $42.1 million. The net proceeds from this sale were initially held by an accommodator to facilitate a potential tax-deferred like-kind exchange. Subsequent to the end of the second quarter and upon the expiration of the like-kind exchange identification period, the Company elected not to proceed with a like-kind exchange and withdrew the proceeds from the accommodator. As described below, a portion of the proceeds were used to repay credit facility borrowings used to fund the Tender Offer. Additional proceeds were used to fund the purchase of 32.6 acres of land underlying the Company’s Renaissance Orlando hotel, open-market repurchases of the Company’s common stock and other general corporate purposes. The remaining proceeds of approximately $159.5 million were held as unrestricted cash and cash equivalents as of September 30, 2008.

On February 21, 2008, the Company announced that its board of directors had authorized the Company to repurchase up to $150 million of its common stock during 2008 (the “2008 Repurchase Program”). On July 8, 2008, the Company completed a modified “Dutch Auction” tender offer to purchase shares of its common stock (the “Tender Offer”). In accordance with the terms and conditions of the Tender Offer, the Company accepted for purchase 7,374,179 shares at a price of $17.50 per share, for a total cost of $129.0 million (excluding fees and costs of the Tender Offer). On August 5, 2008, the board of directors authorized an increase of $100 million to the 2008 Repurchase Program. During the third quarter of 2008, the Company repurchased an additional 3,000,000 shares of its common stock at a cost of $42.1 million. As of September 30, 2008, the Company had incurred $1.5 million in fees and commissions related to these stock repurchases, and had remaining authorization to repurchase up to approximately $67.1 million of its common stock under the 2008 Repurchase Program.

On September 5, 2008, the Company purchased 32.6 acres of land underlying its Renaissance Orlando hotel for a gross purchase price of $30.7 million. Prior to its acquisition of the land, the Company had leased the land from a third-party.

Balance Sheet/Liquidity Update

As of September 30, 2008, the Company had approximately $232.1 million of cash and cash equivalents, including restricted cash. The Company is currently maintaining a higher than historical cash balance in light of the recent turbulence in the credit markets and the economic downturn. As of September 30, 2008, the Company had no outstanding indebtedness under its credit facility, and had $3.9 million in outstanding irrevocable letters of credit backed by the credit facility, leaving, as of that date, up to $196.1 million available under the credit facility. The credit facility requires the Company to meet certain financial covenants, and the Company’s ability to meet these covenants may be affected by changes in the economy or operations. A failure to meet any of these covenants would reduce or eliminate the Company’s ability to borrow under the credit facility. If it becomes likely that such a covenant failure may occur, the Company may seek to renegotiate the terms of its credit facility, or it may elect to terminate the credit facility. Additionally, the Company believes it could obtain mortgages on, or pledge to a secured facility, one or more of its eleven unencumbered hotels. The Company’s current business plan does not contemplate the use of the credit facility. On September 30, 2008, total assets were $2.8 billion, including $2.5 billion of net investments in hotel properties, total debt was $1.7 billion and stockholders’ equity was $0.9 billion.

Hotel Renovations

During the third quarter 2008, the Company invested $20.9 million in capital projects.

Full Year 2008 Outlook

The Company is providing guidance for the full year 2008 at this time but does not undertake to make updates for any subsequent developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions, stock repurchases or financings during 2008. As the level of demand for U.S. lodging is highly correlated to the overall U.S. economy, changes in U.S. economic performance could have a material effect on the Company’s results of operations.

For the full year 2008, the Company expects total portfolio RevPAR to range from a decrease of approximately 4.0% to a decrease of approximately 1.0% compared to the full year 2007. Additionally, for the full year 2008:

•	Income available to common stockholders is expected to be approximately $60.6 million to $70.6 million;

•	Adjusted EBITDA is expected to be approximately $275.0 million to $285.0 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $149.5 million to $159.5 million; and

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $2.58 to $2.75.

Dividend Update

The Company will recognize a tax gain in 2008 on the sale of the Hyatt Regency Century Plaza. Internal Revenue Service rules generally require a REIT, at its election, to either pay tax on any capital gains recognized during the year, or distribute such capital gains to its stockholders within 30 days of the year end. The combination of the Company’s regular income and tax gain is expected to result in a required distribution higher than the prior quarterly dividend of $0.35 per common share. The Company expects to structure its fourth quarter dividend as a special, partial cash and partial stock, dividend in the interest of maximizing its cash position and flexibility in this uncertain economic environment. The board of directors expects to announce the structure, amount and timing of the fourth quarter dividend in December, when the Company believes the amount of its 2008 taxable income may be more accurately estimated.

The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business. The Company currently intends to maintain its dividend level at 100% of its taxable income, which may result in a reduction in its dividends going forward.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 5, 2008, at 2 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-240-5318 (for domestic callers) or 303-262-2130 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 45 hotels comprised of 15,349 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a U.S. recession which may be prolonged; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 5, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) hotel operating income and hotel operating profit margin for the purpose of our operating margins.

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on pages 10 and 11. A reconciliation and the components of hotel operating income and hotel operating profit margin are set forth on page 12. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on pages 10 and 11.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the calendar year presented or the preceding calendar year. For the fourth quarter and full year 2008, the Comparable Portfolio is expected to exclude the Renaissance Orlando and the Renaissance Baltimore. We refer to these excluded hotels as “Non-comparable” hotels. Also, the revenue and expense items associated with the Company’s two commercial laundry facilities, BuyEfficient, LLC (for 2007), and other miscellaneous non-hotel items have been shown below the hotel operating income line in presenting comparable hotel operating margins. Management believes the definition of Comparable Portfolio as well as the calculation of hotel operating income results in a more accurate presentation of the trends in RevPAR and comparable hotel operating margins of the Company’s stabilized portfolio of hotels. See page 12 for a reconciliation of hotel operating income to the comparable GAAP measure.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$189,098	$66,198
Restricted cash	43,007	45,515
Accounts receivable, net	31,508	32,817
Due from affiliates	105	932
Inventories	3,117	3,041
Prepaid expenses	9,061	8,802
Investment in hotel properties of discontinued operations, net	—	316,129
Other current assets of discontinued operations, net	—	8,677

Total current assets	275,896	482,111
Investment in hotel properties, net	2,488,043	2,470,692
Other real estate, net	14,859	14,526
Investments in unconsolidated joint ventures	28,715	35,816
Deferred financing costs, net	11,767	12,964
Goodwill	16,251	16,251
Other assets, net	14,087	16,792

Total assets	$2,849,618	$3,049,152

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$23,815	$26,555
Accrued payroll and employee benefits	11,095	15,186
Due to Interstate SHP	14,717	15,051
Dividends payable	22,199	25,995
Other current liabilities	35,824	35,366
Current portion of notes payable	12,315	9,815
Current liabilities of discontinued operations	—	9,423

Total current liabilities	119,965	137,391
Notes payable, less current portion	1,703,301	1,712,336
Other liabilities	6,273	5,994

Total liabilities	1,829,539	1,855,721
Commitments and contingencies
Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at September 30, 2008 and December 31, 2007, liquidation preference of $24.375 per share	99,646	99,496
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 47,822,523 shares issued and outstanding at September 30, 2008 and 58,815,271 shares issued and outstanding at December 31, 2007	478	588
Additional paid in capital	806,838	987,554
Retained earnings	272,290	191,208
Cumulative dividends	(335,423)	(261,665)

Total stockholders’ equity	920,433	1,093,935

Total liabilities and stockholders’ equity	$2,849,618	$3,049,152

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Room	$164,336	$167,909	$483,393	$465,830
Food and beverage	58,332	58,828	186,842	179,551
Other operating	16,484	17,417	48,584	46,940

Total revenues	239,152	244,154	718,819	692,321

Operating expenses
Room	35,550	36,124	105,306	101,238
Food and beverage	43,846	44,892	135,419	130,733
Other operating	9,099	9,413	27,171	27,165
Advertising and promotion	12,735	12,509	38,982	36,887
Repairs and maintenance	9,150	9,041	27,466	26,376
Utilities	10,462	9,142	28,228	24,536
Franchise costs	9,919	9,892	27,845	26,648
Property tax, ground lease and insurance	13,071	12,989	41,262	39,024
Property general and administrative	26,966	27,616	81,293	79,617
Corporate overhead	5,133	6,055	17,120	22,773
Depreciation and amortization	29,044	28,074	87,599	79,572

Total operating expenses	204,975	205,747	617,691	594,569

Operating income	34,177	38,407	101,128	97,752
Equity in net losses of unconsolidated joint ventures	(23)	(766)	(1,545)	(2,227)
Interest and other income	1,365	851	3,044	2,188
Interest expense	(24,710)	(24,703)	(73,770)	(68,233)

Income from continuing operations	10,809	13,789	28,857	29,480
Income from discontinued operations	—	2,778	52,225	66,387

Net income	10,809	16,567	81,082	95,867
Preferred stock dividends and accretion	(5,233)	(5,187)	(15,697)	(15,562)
Undistributed income allocated to Series C preferred stock	—	—	(567)	(1,297)

Income available to common stockholders	$5,576	$11,380	$64,818	$79,008

Basic per share amounts:
Income from continuing operations available to common stockholders	$0.11	$0.15	$0.24	$0.24
Income from discontinued operations	—	0.04	0.93	1.10

Basic income available to common stockholders per common share	$0.11	$0.19	$1.17	$1.34

Diluted per share amounts:
Income from continuing operations available to common stockholders	$0.11	$0.15	$0.23	$0.21
Income from discontinued operations	—	0.04	0.93	1.12

Diluted income available to common stockholders per common share	$0.11	$0.19	$1.16	$1.33

Weighted average common shares outstanding:
Basic	49,878	59,147	55,573	59,064

Diluted	49,950	59,301	55,652	59,216

Dividends paid per common share	$0.35	$0.32	$1.05	$0.96

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Income available to common stockholders	$5,576	$11,380	$64,818	$79,008
Series A and C preferred stock dividends	5,233	5,187	15,697	15,562
Undistributed income allocated to Series C preferred stock	—	—	567	1,297
Amortization of deferred stock compensation	1,117	1,025	3,255	4,131
Continuing operations:
Depreciation and amortization	29,044	28,074	87,599	79,572
Interest expense	24,272	24,286	72,494	67,235
Amortization of deferred financing fees	438	417	1,276	998
Unconsolidated joint ventures:
Depreciation and amortization	1,271	1,236	3,808	3,702
Interest expense	1,214	2,012	3,971	5,886
Amortization of deferred financing fees	328	330	1,053	990
Amortization of deferred stock compensation	13	—	77	—
Discontinued operations:
Depreciation and amortization	—	2,192	2,592	8,552
Interest expense	—	282	—	7,665
Amortization of deferred financing fees	—	9	—	78
Write-off of deferred financing fees	—	—	—	362
Prepayment penalties	—	—	—	415

EBITDA	68,506	76,430	257,207	275,453

Gain on sale of assets	—	—	(42,108)	(55,938)
Costs associated with CEO succession and executive officer severance	—	435	—	4,299

	—	435	(42,108)	(51,639)

Adjusted EBITDA	$68,506	$76,865	$215,099	$223,814

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$5,576	$11,380	$64,818	$79,008
Series C preferred stock dividends	1,708	1,662	5,122	4,987
Undistributed income allocated to Series C preferred stock	—	—	567	1,297
Real estate depreciation and amortization - continuing operations	28,856	27,850	86,963	78,909
Real estate depreciation and amortization - unconsolidated joint ventures	1,259	1,236	3,784	3,702
Real estate depreciation and amortization - discontinued operations	—	2,192	2,592	8,552
Gain on sale of assets	—	—	(42,108)	(55,938)

FFO available to common stockholders	37,399	44,320	121,738	120,517

Discontinued operations:
Write-off of deferred financing fees	—	—	—	362
Prepayment penalties	—	—	—	415
Costs associated with CEO succession and executive officer severance	—	435	—	4,299
Amortization of deferred stock compensation associated with executive officer severance	—	—	—	437

	—	435	—	5,513

Adjusted FFO available to common stockholders	$37,399	$44,755	$121,738	$126,030

FFO available to common stockholders per diluted share	$0.69	$0.70	$2.04	$1.90

Adjusted FFO available to common stockholders per diluted share	$0.69	$0.71	$2.04	$1.99

Diluted weighted average shares outstanding (1)	54,053	63,404	59,754	63,319

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

Guidance for the Full Year 2008

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Full Year December 31, 2008
	Low End of Range	High End of Range
Income available to common stockholders	$60,600	$70,600
Series A preferred stock dividends	14,100	14,100
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Amortization of deferred stock compensation	4,600	4,600
Continuing operations:
Depreciation and amortization	116,800	116,800
Interest expense	96,600	96,600
Amortization of deferred financing fees	1,700	1,700
Unconsolidated joint venture:
Depreciation and amortization	5,100	5,100
Interest expense	6,000	6,000
Amortization of deferred financing fees	1,500	1,500
Amortization of deferred stock compensation	100	100
Discontinued operations:
Depreciation and amortization	2,600	2,600

EBITDA	317,000	327,000

Gain on sale of assets	(42,000)	(42,000)

Adjusted EBITDA	$275,000	$285,000

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$60,600	$70,600
Series C preferred stock dividends	6,700	6,700
Undistributed income allocated to Series C preferred stock	600	600
Continuing operations:
Real estate depreciation and amortization	115,900	115,900
Unconsolidated joint venture:
Real estate depreciation and amortization	5,100	5,100
Discontinued operations:
Depreciation and amortization	2,600	2,600

FFO available to common stockholders	191,500	201,500

Gain on sale of assets	(42,000)	(42,000)

Adjusted FFO available to common stockholders	$149,500	$159,500

Adjusted FFO available to common stockholders per diluted share	$2.58	$2.75

Diluted weighted average shares outstanding (1)	57,900	57,900

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Comparable Hotel Operating Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
	Actual September 30, 2008 (1)	Non-comparable Hotels (2)	Comparable September 30, 2008 (3)	Actual September 30, 2007 (4)	Non-comparable Hotels (2)	Comparable September 30, 2007 (3)
Number of Hotels	44	(2)	42	44	(2)	42
Number of Rooms	14,889	(1,403)	13,486	14,889	(1,403)	13,486

Hotel operating profit margin (6)	28.8%	22.6%	29.5%	30.0%	24.1%	30.7%

Hotel Revenues
Room revenue	$164,336	$(13,946)	$150,390	$167,909	$(15,483)	$152,426
Food and beverage revenue	58,332	(8,806)	49,526	58,828	(8,433)	50,395
Other operating revenue	12,517	(1,307)	11,210	13,109	(1,153)	11,956

Total Hotel Revenues	235,185	(24,059)	211,126	239,846	(25,069)	214,777
Hotel Expenses
Room expense	35,818	(3,317)	32,501	36,452	(3,491)	32,961
Food and beverage expense	43,858	(6,088)	37,770	44,916	(6,262)	38,654
Other hotel expense	61,185	(6,478)	54,707	59,796	(6,439)	53,357
General and administrative expense	26,548	(2,730)	23,818	26,726	(2,830)	23,896

Total Hotel Expenses	167,409	(18,613)	148,796	167,890	(19,022)	148,868
Hotel Operating Income	67,776	(5,446)	62,330	71,956	(6,047)	65,909
Non-hotel operating income	578		578	580		580
Corporate overhead	(5,133)	65	(5,068)	(6,055)	50	(6,005)
Depreciation and amortization	(29,044)	3,622	(25,422)	(28,074)	3,322	(24,752)

Operating Income	34,177	(1,759)	32,418	38,407	(2,675)	35,732
Equity in net losses of unconsolidated joint ventures	(23)		(23)	(766)		(766)
Interest and other income	1,365	(19)	1,346	851	(43)	808
Interest expense	(24,710)	1,247	(23,463)	(24,703)	1,255	(23,448)
Income from discontinued operations	—		—	2,778		2,778

Net Income	$10,809	$(531)	$10,278	$16,567	$(1,463)	$15,104

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	Actual September 30, 2008 (1)	Non-comparable Hotels (2)	Comparable September 30, 2008 (3)	Actual September 30, 2007 (4)	Prior Ownership Adjustments (5)	Subtotal	Non-comparable Hotels (2)	Comparable September 30, 2007 (3)
Number of Hotels	44	(2)	42	44		44	(2)	42
Number of Rooms	14,889	(1,403)	13,486	14,889		14,889	(1,403)	13,486

Hotel operating profit margin (6)	28.9%	27.8%	29.0%	29.2%	21.2%	29.0%	24.4%	29.6%

Hotel Revenues
Room revenue	$483,393	$(47,049)	$436,344	$465,830	$10,295	$476,125	$(43,762)	$432,363
Food and beverage revenue	186,842	(29,014)	157,828	179,551	5,213	184,764	(25,389)	159,375
Other operating revenue	36,803	(3,913)	32,890	34,649	981	35,630	(2,999)	32,631

Total Hotel Revenues	707,038	(79,976)	627,062	680,030	16,489	696,519	(72,150)	624,369
Hotel Expenses
Room expense	106,055	(10,193)	95,862	102,152	2,815	104,967	(9,924)	95,043
Food and beverage expense	135,456	(19,014)	116,442	130,822	3,743	134,565	(17,551)	117,014
Other hotel expense	181,281	(19,653)	161,628	171,255	4,257	175,512	(18,407)	157,105
General and administrative expense	79,999	(8,856)	71,143	77,193	2,178	79,371	(8,676)	70,695

Total Hotel Expenses	502,791	(57,716)	445,075	481,422	12,993	494,415	(54,558)	439,857
Hotel Operating Income	204,247	(22,260)	181,987	198,608	3,496	202,104	(17,592)	184,512
Non-hotel operating income	1,600		1,600	1,489		1,489		1,489
Corporate overhead	(17,120)	239	(16,881)	(22,773)		(22,773)	101	(22,672)
Depreciation and amortization	(87,599)	10,712	(76,887)	(79,572)		(79,572)	9,586	(69,986)

Operating Income	101,128	(11,309)	89,819	97,752	3,496	101,248	(7,905)	93,343
Equity in net losses of unconsolidated joint ventures	(1,545)		(1,545)	(2,227)		(2,227)		(2,227)
Interest and other income	3,044	(56)	2,988	2,188		2,188	(215)	1,973
Interest expense	(73,770)	3,730	(70,040)	(68,233)		(68,233)	3,729	(64,504)
Income from discontinued operations	52,225		52,225	66,387		66,387		66,387

Net Income	$81,082	$(7,635)	$73,447	$95,867	$3,496	$99,363	$(4,391)	$94,972

(1)	Represents our ownership results for the 44 hotels we owned as of the end of the period.

(2)	Represents our ownership results for the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(3)	Represents our ownership and prior ownership results (for the 2007 period) for 42 “comparable” hotels we owned as of September 30, 2008, excluding the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(4)	Represents our ownership results for the 44 hotels we owned as of the end of the period.

(5)	Represents prior ownership results for the 3 hotels acquired during the first six months of 2007 (Renaissance LAX, Marriott Long Wharf and Marriott Boston Quincy).

(6)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

									Percent Change in Comparable RevPAR
			Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	81.4%	$153.44	$124.90	84.6%	$157.51	$133.25	-6.3%
Other West (1)	7	2,123	78.9%	117.66	92.83	82.0%	108.04	88.59	4.8%
Midwest (2)	8	2,497	71.3%	142.25	101.42	74.2%	138.74	102.95	-1.5%
Middle Atlantic (3)	8	3,474	81.7%	209.05	170.79	80.9%	205.17	165.98	2.9%
South (4)	2	589	74.8%	112.37	84.05	81.6%	111.50	90.98	-7.6%

Total Comparable Portfolio	42	13,486	78.9%	$158.34	$124.93	81.2%	$155.89	$126.58	-1.3%

									Percent Change in Comparable RevPAR
			Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	80.3%	$152.15	$122.18	80.7%	$152.79	$123.30	-0.9%
Other West (1)	7	2,123	77.7%	120.66	93.75	80.9%	110.38	89.30	5.0%
Midwest (2)	8	2,497	66.6%	140.11	93.31	69.5%	135.53	94.19	-0.9%
Middle Atlantic (3)	8	3,474	77.4%	213.21	165.02	79.1%	204.25	161.56	2.1%
South (4)	2	589	77.3%	116.88	90.35	81.8%	119.00	97.34	-7.2%

Total Comparable Portfolio	42	13,486	76.5%	$158.82	$121.50	78.3%	$154.14	$120.69	0.7%

(1)	Includes Oregon, Texas and Utah.

(2)	Includes Illinois, Michigan and Minnesota.

(3)	Includes Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Excludes the Renaissance Baltimore which experienced material and prolonged business interruption during either the current or preceding calendar year.

(4)	Includes Florida and Georgia. Excludes the Renaissance Orlando which experienced material and prolonged business interruption during either the current or preceding calendar year.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

									Percent Change in Comparable RevPAR
			Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,680	79.5%	$153.46	$122.00	81.1%	$151.24	$122.66	-0.5%
Hilton	7	2,435	82.9%	207.72	172.20	86.4%	199.67	172.51	-0.2%
InterContinental	3	665	63.7%	110.51	70.39	74.1%	113.12	83.82	-16.0%
Hyatt	2	605	81.1%	146.76	119.02	78.7%	156.81	123.41	-3.6%
Other Brand Affiliations (2)	3	905	79.3%	164.68	130.59	82.3%	174.11	143.29	-8.9%
Independent	3	1,196	74.0%	101.79	75.32	74.9%	92.97	69.63	8.2%

Total Comparable Portfolio	42	13,486	78.9%	$158.34	$124.93	81.2%	$155.89	$126.58	-1.3%

									Percent Change in Comparable RevPAR
			Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,680	77.3%	$156.91	$121.29	78.4%	$152.82	$119.81	1.2%
Hilton	7	2,435	80.4%	198.31	159.44	83.7%	186.03	155.71	2.4%
InterContinental	3	665	61.9%	112.44	69.60	73.5%	110.30	81.07	-14.1%
Hyatt	2	605	78.5%	141.04	110.72	77.1%	150.48	116.02	-4.6%
Other Brand Affiliations (2)	3	905	78.6%	170.04	133.65	79.4%	177.61	141.02	-5.2%
Independent	3	1,196	68.7%	101.76	69.91	69.0%	93.52	64.53	8.3%

Total Comparable Portfolio	42	13,486	76.5%	$158.82	$121.50	78.3%	$154.14	$120.69	0.7%

(1)	Excludes the Renaissance Baltimore and Renaissance Orlando which experienced material and prolonged business interruption during either the current or preceding calendar year.

(2)	Includes a Fairmont, a Sheraton, and a W Hotel.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	September 30, 2008 Balance	Recent Events (1)	November 1, 2008 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	5.92%	2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 hotels	5.95%	2011	248,164		248,164
Secured Mortgage Debt (3)	2 hotels	4.98%	2012	64,798		64,798
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	4,291		4,291
Secured Mortgage Debt (3)	10 hotels	5.34%	2015	269,090		269,090
Secured Mortgage Debt (3)	2 hotels	5.30%	2016	195,273		195,273
Secured Mortgage Debt	1 hotel	5.69%	2016	48,000		48,000
Secured Mortgage Debt	1 hotel	5.66%	2016	34,000		34,000
Secured Mortgage Debt	1 hotel	5.58%	2017	75,000		75,000
Secured Mortgage Debt	1 hotel	5.58%	2017	176,000		176,000
Secured Mortgage Debt	1 hotel	6.14%	2018	65,000		65,000
Secured Mortgage Debt	1 hotel	6.60%	2019	70,000		70,000
Secured Mortgage Debt	1 hotel	5.95%	2021	135,000		135,000
Exchangeable Senior Notes	Guaranty	4.60%	2027	250,000		250,000

Total Fixed Rate Debt				1,715,616		1,715,616
Credit Facility	Unsecured	L+0.90%-1.50%	2011	—		—

TOTAL DEBT				$1,715,616	$—	$1,715,616

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.63%	perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.52%		5.52%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (4)				8.7 years		8.7 years

(1)	Reflects net additional draws and repayments on our credit facility.

(2)	Cross-collateralized loan with life insurance company.

(3)	Individual, non cross-collateralized loans.

(4)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 7 years.